Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 10, 2025, by and between ZOOMCAR HOLDINGS, INC., a Delaware corporation, with its address at Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, Karnataka India 560008 (the “Company”), and FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, a Delaware limited liability company, with its address at 1040 First Avenue, Suite 190, New York, NY 10022 (the “Lender”).

WHEREAS:

A. The Company and the Lender are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

B. Lender desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a bridge note of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of $220,000.00 (the “Note”).

C. Additionally, the Company wishes to issue 1,000,000 shares of Common Stock (the “Commitment Shares”) or, at the election of the Lender, pre-funded warrants to purchase shares of Common Stock in lieu of all or a portion of the Commitment Shares, in the form attached hereto as Exhibit B (the “Pre-Funded Warrants”), to the Lender, as (i) additional consideration for the Lender’s purchase of the Note under this Agreement and (ii) full and final satisfaction, settlement, release and discharge of any and all claims of the Lender and its Affiliates (as defined in Rule 144 under the Securities Act) arising out of or relating to any agreements, instruments, notes, warrants, securities or other investments by the Lender in the Company prior to the date of this Agreement (collectively, the “Prior Investments”), which Commitment Shares shall be earned in full as of the Closing Date, as further provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender hereby agree as follows:

1. Purchase and Sale of the Securities.

a. Purchase of the Securities. On the Closing Date (as defined below), the Company shall issue and sell to the Lender and the Lender agrees to purchase from the Company the Securities as is set forth below:

Aggregate Principal Amount of Note	$220,000.00
Original Issue Discount	$20,000.00
Aggregate Purchase Price	$200,000.00

Commitment Shares. As soon as practicable following the Closing Date, the Company shall issue the Commitment Shares to the Lender provided that, at the election of the Lender, the Company shall issue to the Lender one or more Pre-Funded Warrants (in substantially the form attached hereto as Exhibit [__]) to purchase such number of shares of Common Stock as the Lender designates in lieu of all or any portion of the Commitment Shares to the extent that (as determined by the Lender in its sole discretion) the issuance of such Commitment Shares would cause the Lender (together with its affiliates) to beneficially own in excess of 4.99% (or 9.99%, at the Lender’s election) of the Company’s outstanding Common Stock. Any Commitment Shares not issued due to such limitation shall be issuable as Pre-Funded Warrants pursuant to this Section, and the Pre-Funded Warrants shall be earned in full as of the Closing Date on the same basis as the Commitment Shares.

b. Form of Payment. On the Closing Date (as defined below), (i) the Lender shall pay the purchase price for the Securities be issued and sold to it at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Note (as defined herein), and (ii) the Company shall deliver such duly executed Note on behalf of the Company against delivery of such Purchase Price. As soon as practicable following the Closing Date, the Company shall issue the Commitment Shares by crediting the account designated by Lender and/or issue executed Pre-Funded Warrants, as applicable,.

c. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Standard Time on or about December 10, 2025, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

2. Lender’s Representations and Warranties. The Lender represents and warrants to the Company that:

a. Investment Purpose. As of the date hereof, the Lender is purchasing the Note and Commitment Shares, and/or, as applicable, the Pre-Funded Warrants (the Note, Commitment Shares, Pre-Funded Warrants, and shares of Common Stock issuable upon conversion of or otherwise pursuant to the Note (the “Conversion Shares” and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “PFW Shares”) shall collectively be referred to herein as the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

b. Accredited Investor Status. The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c. Reliance on Exemptions. The Lender understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, including Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and that the Company is relying upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

d. Information. The Company has not disclosed to the Lender any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Lender.

e. Legends. The Lender understands that the Securities have not been registered under the 1933 Act; and shall bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS [NOTE (INCLUDING, IF APPLICABLE, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF]/[CERTIFICATE]/[WARRANT] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER’S TRANSFER AGENT, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS (INCLUDING, IF APPLICABLE, IN RELIANCE ON RULE 144 UNDER THE SECURITIES ACT).”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the Lender of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an exemption from registration without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such Lender provides the Company and its transfer agent with an opinion of counsel from Holder’s counsel which is acceptable to the Company’s transfer agent (the opinion and counsel are acceptable to the transfer agent), in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Lender agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not reasonably accept the opinion of counsel that properly conforms to applicable U.S. securities laws provided by the Lender with respect to the transfer of any Securities pursuant to an exemption from registration, such as Rule 144, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

f. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Lender, and this Agreement constitutes a valid and binding agreement of the Lender enforceable in accordance with its terms.

3. Representations and Warranties of the Company. The Company represents and warrants to the Lender that, except as set forth in SEC Documents filed by the Company:

a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, more than 50% of the voting equity.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Note by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note has been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Note, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Capitalization. As of the date hereof, the authorized common stock of the Company consists of 250,000,000 authorized shares of Common Stock, $0.0001 par value per share, of which 6,902,727 shares are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable.

d. Issuance of Shares. The Securities are duly authorized and reserved for issuance in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the Lender thereof.

e. No Conflicts. The execution, delivery and performance of this Agreement, the Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Lender owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith; provided, however, it shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Company or any Subsidiary operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules (including GAAP), (vii) the announcement, pendency or completion of the transactions contemplated herein, or (viii) any action taken (or omitted to be taken) with the written consent of or at the written request of the Lender). .

f. SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates or if amended, as of the dates of the amendments, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates or if amended, as of the dates of the amendments, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is subject to the reporting requirements of the 1934 Act.

g. Absence of Certain Changes. Since December 31, 2024, except as set forth in the SEC Documents, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

h. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

i. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Lender. The issuance of the Securities to the Lender will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

j. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

k. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

l. Breach of Representations and Warranties by the Company. If the Company breaches any of the material representations or warranties set forth in this Section 3 which is continuing after the applicable cure period as set forth in the Note, if any, and in addition to any other remedies available to the Lender pursuant to this Agreement, it will be considered an Event of default under Section 4.4 of the Note.

4. COVENANTS.

a. Best Efforts. The Company shall use its reasonable commercial efforts to satisfy timely each of the conditions described in Section 7 of this Agreement.

b. Use of Proceeds. The Company shall use the proceeds for general working capital purposes.

c. Corporate Existence. So long as the Lender beneficially owns any Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except with the prior written consent of the Lender; provided, however, that the sale or transfer by the Company or its Subsidiaries of some or all of the assets associated with the Borrower’s business shall not be subject to the terms of this Section 4(d) and therefore, shall not require the Lender’s written consent provided that such sale or transfer does not render the Borrower as a “shell company” as such term is defined in Rule 144 (as defined in the Note).

d. Breach of Covenants. If the Company breaches any of the material covenants set forth in this Section 4, and in addition to any other remedies available to the Lender pursuant to this Agreement which is continuing after the applicable cure period as set forth in the Note, it will be considered an event of default under Section 4.4 of the Note.

e. Failure to Comply with the 1934 Act. So long as the Lender beneficially owns the Note, the Company shall comply with the reporting requirements of the 1934 Act; and the Company shall continue to be subject to the reporting requirements of the 1934 Act.

f. Piggyback Registration Rights. If, at any time on or prior to the date that is twelve (12) months after the Closing Date, the Company proposes to file with the SEC a registration statement under the 1933 Act (a “Registration Statement”) for the resale, on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act, of shares of Common Stock for the account of any person or entity other than the Company (other than (i) a registration statement on Form S-4 or Form S-8 or any successor forms thereto, or (ii) a registration statement filed solely in connection with an employee benefit, incentive, inducement, or dividend reinvestment plan), then the Company shall, as promptly as reasonably practicable (and in any event not less than five (5) business days prior to the anticipated initial filing date), give written notice of such proposed filing to the Lender. Upon the written request of the Lender delivered to the Company within three (3) business days after receipt of such notice, the Company shall use its commercially reasonable efforts to include in such Registration Statement such number of Registrable Securities (as defined below) as are requested by the Lender. For purposes of this Section 4(f), “Registrable Securities” means the Commitment Shares held by the Lender as of the date of the Lender’s request and any PFW Shares.

(i) Notwithstanding anything to the contrary contained herein or in any other agreement between the Company and the Lender, the parties agree that (A) the Company’s obligations pursuant to this Section 4(f) are limited solely to the preparation and filing with the SEC of one (1) Registration Statement that includes Registrable Securities of the Lender in accordance with the preceding paragraph, together with such amendments, supplements and responses to SEC comments as the Company reasonably determines to be necessary or appropriate in connection with the review of such Registration Statement, and (B) the inclusion of any Registrable Securities of the Lender in such Registration Statement (or, if the Lender has requested inclusion, the filing by the Company of such Registration Statement that contemplates the inclusion of Registrable Securities of the Lender) shall constitute full, final and complete satisfaction of the Company’s obligations under this Section 4(f), regardless of whether such Registration Statement is ever declared effective by the SEC or remains effective for any period of time. For the avoidance of doubt, nothing in this Section 4 shall be construed to require the Company to obtain, cause the issuance of, or maintain the effectiveness of any Registration Statement, or to have any liability to the Lender for any failure or delay by the SEC in reviewing, declaring effective or maintaining the effectiveness of any Registration Statement.

(ii) If the managing underwriter (or, if there is no underwritten offering, the placement agent or primary investor for any other offering) pursuant to a Registration Statement that includes Registrable Securities of the Lender, or the staff of the SEC, advises the Company that the total number or dollar amount of securities which the Company and all selling securityholders, including the Lender, propose to include in such Registration Statement exceeds the number or dollar amount which can be sold in such offering in compliance with such written advice, then the number or dollar amount of securities to be included in such Registration Statement shall be reduced to the number or dollar amount recommended in such written advice, and any such reduction shall be effected first by excluding all Registrable Securities of the Lender from such Registration Statement before any reduction is made to the securities to be sold by the Company or any other selling securityholder.

g. Most Favored Nation. At any time on or prior to the date that is twelve (12) months after the Closing Date, if the Company issues or sells, or enters into any agreement to issue or sell, any promissory note, debenture or other indebtedness security that is convertible into or exchangeable for shares of Common Stock, or otherwise includes a conversion, exchange, reset or other equity-linked feature that is substantially similar to the Note (together with any warrants or other equity-linked securities issued in connection therewith, a “Similar Note Financing”), other than in an Excluded Transaction (as defined below), and any term or provision of such Similar Note Financing is, in a material respect, more favorable to the investor or holder thereof than the comparable term or provision of this Agreement or the Note with respect to the economic terms expressly set forth in this Agreement or the Note (including, without limitation, with respect to interest rate, original issue discount, conversion or exchange price or formula)), then the Company shall promptly (and in any event within fifteen (15) business days thereafter) provide written notice thereof to the Lender, together with copies of the definitive documentation for such Similar Note Financing (which may be provided subject to reasonable redaction to the extent necessary to comply with any bona fide confidentiality obligations of the Company). In such event, at the option of the Lender, exercisable by written notice to the Company within five (5) business days after the Lender’s receipt of such notice and documentation, the terms of this Agreement and/or the Note shall be deemed automatically amended and modified to incorporate such more favorable economic term or provision, effective as of the initial issuance date of such Similar Note Financing, as if such more favorable term or provision had been originally set forth herein and/or in the Note.

(i) For purposes of this Section 4(g), “Excluded Transaction” means (A) any issuance or sale of securities by the Company in connection with, or for the primary purpose of facilitating, (1) any bridge financing, private investment in public equity (PIPE), registered direct offering, underwritten public offering or similar capital markets transaction, or (2) the initial listing, uplisting, or continued listing of the Company’s Common Stock on the NYSE American, The Nasdaq Capital Market or any other national securities exchange, including, in each case, any bridge financing, PIPE or public offering undertaken in connection with such uplisting or listing transaction (collectively, the “Uplisting Transaction”), (B) any issuance or sale of securities pursuant to this Agreement, the Note or any conversion or exercise of any securities of the Company outstanding as of the date of this Agreement, (C) any issuance of securities (including any convertible notes, warrants, preferred stock, or other equity-linked securities) to a strategic investor, commercial partner, supplier, customer, licensor or licensee, or in connection with any bona fide joint venture, collaboration, commercial arrangement, strategic partnership, or similar non-capital-raising transaction; (D) any issuance of securities (including, for the avoidance of doubt, any convertible notes, seller notes, earnouts or similar instruments) in connection with any bona fide merger, acquisition, asset purchase, share purchase, or other business combination transaction; and (E) any issuance of senior or pari passu indebtedness to institutional lenders, traditional banking institutions or venture lenders. The provisions of this Section 4(g) are intended solely to govern the relative rights between the Company and the Lender under this Agreement and the Note and shall not create any rights in favor of any other person or entity.

h. The Lender is Not a “Dealer”.  The Lender and the Company hereby acknowledge and agree that the Lender has not: (i) acted as an underwriter; (ii) acted as a market maker or specialist; (iii) acted as “de facto” market maker; or (iv) conducted any other professional market activities such as providing investment advice, extending credit and lending securities in connection; and thus that the Lender is not a “Dealer” as such term is defined in the 1934 Act.

5. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Lender or its nominee, for the shares underlying any conversion of the Note upon default of the Note (the “Conversion Shares”) in such amounts as specified from time to time by the Lender to the Company upon conversion of the Note in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”).  In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount as such term is defined in the Note) signed by the successor transfer agent to Company and the Company. Prior to registration of the Conversion Shares and PFW Shares under the 1933 Act or the date on which the Conversion Shares and PFW Shares may be sold pursuant to an exemption from registration, all such certificates shall bear the restrictive legend specified in Section 2(e) of this Agreement.  The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Conversion Shares and PFW Shares to be issued to the Lender upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares and PFW Shares issued to the Lender upon conversion of or otherwise pursuant to the Note as and when required by the Note and/or this Agreement.  If the Lender provides the Company and the Company’s transfer agent, at the cost of the Lender, with an opinion of counsel which is acceptable to the Company’s transfer agent in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares and PFW Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Lender.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender, by vitiating the intent and purpose of the transactions contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Securities to the Lender at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The Lender shall have executed this Agreement and delivered the same to the Company.

b. The Lender shall have delivered the Purchase Price in accordance with Section 1(b) above.

c. The representations and warranties of the Lender shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Lender shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Lender at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. Conditions to The Lender’s Obligation to Purchase. The obligation of the Lender hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Lender’s sole benefit and may be waived by the Lender at any time in its sole discretion:

a. The Company shall have executed this Agreement and delivered the same to the Lender.

b. The Company shall have delivered to the Lender the duly executed Note, in accordance with Section 1(b) above.

c. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Lender, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Lender shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Lender including, but not limited to certificates with respect to the Board of Directors’ resolutions relating to the transactions contemplated hereby.

e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

8. Releases. Upon execution of this Agreement and the issuance of the Commitment Shares and/or the Pre-Funded Warrants, as applicable, Lender, on behalf of itself and its past, present and future Affiliates, funds, general and limited partners, managers, members, officers, directors, employees, equityholders, representatives, successors and assigns (collectively, the “Lender Parties”), hereby irrevocably and unconditionally releases, discharges and forever acquits the Company and its past, present and future Affiliates, and each of their respective past, present and future officers, directors, employees, equityholders, representatives, successors and assigns (collectively, the “Company Parties”), from any and all claims, demands, liabilities, obligations, penalties, liquidated damages, charges, rights of action or causes of action of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, at law or in equity, in contract, tort or otherwise, that any Lender Party now has, ever had or may hereafter claim to have against any Company Party arising out of or relating to any Prior Investments. Without limiting the foregoing, the Lender, on behalf of itself and the other Lender Parties, expressly waives and releases any right to additional shares, penalties, liquidated damages, make-whole payments, anti-dilution or price-protection adjustments, default interest, registration-related penalties or any other monetary or equity remedies in connection with the Prior Investments. The Lender acknowledges that it is the intention of the Lender that this release shall be and remain in effect in all respects as a full and final general release of all such matters. The Lender further agrees that it will not, and will cause the other Lender Parties not to, commence, voluntarily aid in or prosecute any action, claim or proceeding based upon or in any way relating to any claim released hereby. Notwithstanding the foregoing, nothing in this Section shall (i) release any obligations of the Company or any other Company Party arising under this Agreement, the Note or any other agreement, certificate or instrument executed and delivered in connection herewith on or after the date hereof, or (ii) affect any claims arising from a breach of any such obligations after the date hereof. The provisions of this Section 8 shall survive the Closing and any termination of this Agreement.

9. Governing Law; Miscellaneous.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the Circuit Court of Fairfax County, Virginia or in the Alexandria Division of the United States District Court for the Eastern District of Virginia. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Lender waive trial by jury. The Lender shall be entitled to recover from the Company its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, the Note or any related document or agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Lender.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by e-mail, hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth in the heading of this Agreement. Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Lender shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Lender may assign its rights hereunder to any person that purchases Securities in a private transaction from the Lender or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

h. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Lender. The Company agrees to indemnify and hold harmless the Lender and all their officers, directors, employees and agents for any direct loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, provided that the Company shall not be required to indemnify for consequential, incidental, punitive, or speculative damages, and no advancement of expenses shall be required.

i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

k. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Lender shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

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IN WITNESS WHEREOF, the undersigned Lender and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY

ZOOMCAR HOLDINGS, INC.

By:	/s/ Sachin Gupta
	Name:	Sachin Gupta
	Title:	Chief Financial Officer

LENDER

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By:	/s/ Eli Fireman
	Name:	Eli Fireman
	Title:	Authorized Signatory

Exhibit A

[Form of Note]

Exhibit B

Form of Pre-Funded Warrant